CERTIFICATE OF DESIGNATION,
                           PREFERENCES AND RIGHTS OF
                          SERIES A PREFERRED STOCK OF

                            TELCO-TECHNOLOGY, INC.

Pursuant to the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the
Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), the undersigned officer does hereby certify:

FIRST: That by the certificate of incorporation duly filed in the State of Delaware, as amended January 8, 2003, the total number of shares which this corporation may issue is stated to be as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 220,000,000, of which 200,000,000 shares with a par value of $0.001 each shall be Common Stock and of which 20,000,000 shares with a par value of $0.001 each shall be Preferred Stock. The Board of Directors of the Corporation is authorized to the full extent now or hereafter permitted by the laws of the State of Delaware to provide for the issuance from time to time in one or more series of any number of shares of Preferred
Stock, and, by filing a certificate pursuant to the Delaware General Corporate Law, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions of each such series."

SECOND: That pursuant to the authority so vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, the Board of Directors, at a meeting duly convened and held on October 20, 2004, adopted the following resolutions:

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Preferred Stock, to consist of One Million (1,000,000) shares, par value $0.001 per share, which shall have the following designations, preferences, rights, qualifications, limitations and restrictions:

     1. Voting. Unless otherwise required by law, the holder of shares of Series A Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or in any written action of stockholders in lieu of a meeting) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. The number of votes which may be cast by a holder of shares of Series A Preferred Stock will equal to the number of shares of the Corporation's Common Stock into which that holder's Series A Preferred Stock could be converted on the record date for the meeting or action (assuming that the Corporation waived the limitation on conversion prior to December 31, 2005, if applicable). The Corporation shall provide each holder of record of Series A Preferred Stock with timely notice of every meeting of stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

     2. Dividends.  In the event that the Corporation's
Board of Directors declares a dividend payable to holders of any class of stock, the holder of each share of Series A Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series A Preferred Stock could be converted on the record date for the dividend (assuming that the Corporation waived the limitation on conversion prior to December 31, 2005, if applicable).

     3. Liquidation.   Upon the liquidation,
dissolution and winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of one tenth of One Cent ($0.001) per share, after which the holders of Series A Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series A Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation's Common Stock into which that holder's Series A Preferred Stock could be converted on the record date for the distribution (assuming that the Corporation waived the limitation on conversion prior to December 31, 2005, if applicable).

     4. Conversion. At any time from and after December 31, 2005, the holder of each share of Series A Preferred Stock shall have the right to convert that share of Series A Preferred Stock into one hundred (100) fully-paid and nonassessable shares of Common Stock. The ratio of one hundred (100) shares of Common Stock for one (1) share of Series A Preferred Stock, as adjusted pursuant to Subsection 4.4 below, is referred to herein as the "Conversion Ratio."

        4.1  Conversion Notice. The Holder of a share of
Series A Preferred Stock may exercise its conversion right by giving a written conversion notice in the form of Exhibit A hereto (the "Conversion Notice") (x) by facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent") and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such Holder's Series A Preferred Stock, the Holder shall also surrender the certificate for the Series A Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

        4.2  Issuance of Certificates; Time Conversion Effected.

             4.2.1   Promptly, but in no event more than three
(3) Trading Days, after the receipt of the Conversion Notice referred to in Subsection 4.1 and surrender of the Series A Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series A Preferred Stock has been converted. In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

             4.2.2 The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series A Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any "buy-in."

        4.3 Fractional Shares. The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series A Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

        4.4 Adjustment to Conversion Ratio. In order to prevent dilution of the rights granted under the Series A Preferred Stock, the Conversion Ratio will be subject to adjustment from time to time as provided in this Subsection 4.4.

             4.4.1   Adjustment of Conversion Ratio upon
Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately decreased.

             4.4.2   Reorganization, Reclassification,
Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Series A Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series A Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this Section 4.4 will thereafter be applicable to the Series A Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series A Preferred Stock then outstanding), the obligation to deliver to each holder of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

             4.4.3   Further Adjustment Upon Conversion.
Notwithstanding the adjustment provisions above, and as part of the consideration for the restrictions on conversion, shares of Series A Preferred Stock shall be subject to further adjustment upon conversion such that the percentage of the Corporation's issued and outstanding common stock represented by the shares of Series A Preferred Stock, as if fully converted upon the issuance date of the shares of Series A Preferred Stock, shall remain constant until the first permissible date of conversion, December 31, 2005; provided, however, that the operation of this provision shall not cause additional shares of Series A Preferred Stock to be issued or adjust the Conversion Rate. In the event that additional shares are due to the holders of the Series A Preferred Stock, the Corporation shall, upon conversion of the Series A Preferred Stock, cause to be issued additional shares of the Corporation's common stock to each relevant prior holder as necessary to comply with this provision.

        4.5     No Reissuance of Series A Preferred Stock.
Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

     5. Vote to Change the Terms of or Issue Series A
Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred Stock shall be required for (i) any change to the Corporation's Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Preferred Stock, or (ii) any issuance of additional shares of Series A Preferred Stock.

     6. Notices.  In case at any time:

        (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

        (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

        (c) there shall be any Organic Change;
then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series A Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

     7. Record Owner. The Corporation may deem the person in whose name shares of Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

THIRD: That the said resolution of the Board of Directors, and the creation and authorization of issuance thereby of said series of preferred stock and determination thereby of the voting rights, dividend rate, liquidation preference and conversion right, were duly made by the Board of Directors pursuant to authority as aforesaid and in accordance with the General Corporation Law of the State of Delaware.

Signed on  October 20, 2004

TELCO-TECHNOLOGY, INC.

By: /s/Donald McKelvey
    ------------------------------------
    Donald McKelvey
    Chairman and Chief Executive Officer